SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications  pursuant to Rule 425 under the Securities Act

☐                                    Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐                                    Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 1.01.                                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Monster Worldwide, Inc. (the “Company”) periodically pays for its use of an aircraft which through December 31, 2003 was owned by a company controlled by Andrew J. McKelvey, the Company’s Chairman and CEO.  Mr. McKelvey has advised the Company that on December 31, 2003, Mr. McKelvey sold such holding company to General Yellow Pages Consultants, Inc. d/b/a The Marquette Group (“The Marquette Group”) but Mr. McKelvey continues to have obligations to a third party lender with respect to the aircraft.

On April 29, 2005, the Company terminated its contract dated June 17, 2003, as amended effective February 5, 2005, with Airborne, Inc., a third party chartering company unaffiliated with the Company, Mr. McKelvey or The Marquette Group which had governed the Company’s use of the plane.

On April 29, 2005, the Company entered into a contract (the “ProFlite Agreement”) with ProFlite LLC, a third party chartering company unaffiliated with the Company, Mr. McKelvey or The Marquette Group which governs the Company’s use of the plane. The ProFlite Agreement automatically renews for one-year terms unless terminated by either party by written notice at least 30 days before the annual May 1 expiration date of the agreement. The ProFlite Agreement may also be terminated for convenience by either party upon 30 days written notice.

ITEM 1.02              TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The discussion under Item 1.01 of this Current Report on Form 8-K is incorporated under this Item 1.02 as if set forth herein.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  10.1                           Charter Agreement, dated April 29, 2005, by and between the Company and ProFlite LLC.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President and General Counsel

Dated: April 29, 2005